As filed with the Securities and Exchange Commission on November 18, 2005
                                              Registration No. 333-71392
                                               Post-Effective Amendment No. 1
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                          -------------------------
                        POST EFFECTIVE AMENDMENT NO. 1
                                  FORM S-3
                           Registration Statement
                                   Under
                         The Securities Act Of 1933
                          -------------------------
                            SOUTHWEST AIRLINES CO.
           (Exact name of registrant as specified in its charter)

              TEXAS                               741563240
(State or other Jurisdiction of                (I.R.S. Employer
Incorporation or Organization)               Identification Number)

                 2702 Love Field Drive, Dallas, TX 75235
                               214/792-4000
            (Address, Including Zip Code, and Telephone Number,
     Including Area Code, of Registrant's Principal Executive Offices)

                               LAURA WRIGHT
              Senior Vice President - Chief Financial Officer
                           Southwest Airlines Co.
                  2702 Love Field Drive, Dallas, TX 75235
                               214/792-4459
            (Name, address, including zip code, and telephone
             number, including area code, of agent for service)
                        -------------------------
                       COPIES OF CORRESPONDENCE TO:

                             DEBORAH ACKERMAN
                     Vice President - General Counsel
                          Southwest Airlines Co.
                  2702 Love Field Drive, Dallas, TX 75235
                              214/792-4665

      Approximate date of commencement of proposed sale to the public: This Post-Effective Amendment No. 1 deregisters those debt securities and/or pass-through certificates that remain unsold hereunder as of the effective date hereof.
      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier

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effective registration statement for the same offering.  [ ]
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]
                         -------------------------

                        DEREGISTRATION OF SECURITIES

      The Registration Statement on Form S-3 (Registration No. 333-71392)(the "Registration Statement") of Southwest Airlines Co. (the "Company"), pertaining to the registration of $1,000,000,000 of debt securities and pass-through certificates (the "Securities") to which this Post-Effective Amendment No. 1 relates, was filed with the Securities and Exchange Commission on October 11, 2001. The Company hereby removes from registration all Securities registered under the Registration Statement which remain unsold as of the date of this Post-Effective Amendment No. 1.


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SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Dallas, State of Texas on November 17, 2005.

                                           SOUTHWEST AIRLINES CO.


                                           By  	/s/ Laura Wright
                                                Laura Wright
                                                Senior Vice President
                                                and Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on November 17, 2005.

        Signature                    Capacity


/s/ Herbert D. Kelleher     Chairman of the Board of Directors
Herbert D. Kelleher

/s/ Gary C. Kelly           Chief Executive Officer and Director
Gary C. Kelly

/s/ Colleen C. Barrett      President and Director
Colleen C. Barrett

/s/ Laura Wright            Senior Vice President and Chief Financial Officer
Laura Wright                (principal financial and accounting officer)

/s/ C. Webb Crockett        Director
C. Webb Crockett

/s/ William H. Cunningham   Director
William H. Cunningham, Ph.D.

/s/ William P. Hobby        Director
William P. Hobby

/s/ Travis C. Johnson       Director
Travis C. Johnson

/s/ R. W. King              Director
R. W. King

/s/ June M. Morris          Director
June M. Morris


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/s/ John T. Montford        Director
John T. Montford

/s/ Louis Caldera           Director
Louis Caldera

/s/ Nancy Loeffler          Director
Nancy Loeffler
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